UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  Thursday, December 15, 2005

Sandy Spring Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

Maryland

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17801 Georgia Avenue Olney, MD 20832

(Address and zip code of principal executive offices)

301-774-6400

(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sandy Spring Bancorp, Inc. and its wholly owned subsidiary, Sandy Spring Bank (together, “Bancorp”) have determined to take certain actions with respect to the form and timing of payments of amounts deferred after December 31, 2004, under the Supplemental Executive Retirement Agreements between Bancorp and certain executive officers of Bancorp and the Directors Fee Deferral Agreements between Bancorp and certain directors. These actions relate to Bancorp’s compliance with Section 409A of the Internal Revenue Code and related regulations and guidance issued by the Internal Revenue Service.

Specifically, Bancorp plans to amend these agreements to provide that (i) all amounts payable under them with respect to employee compensation or director fees deferred under the agreements after December 31, 2004, will be paid in the form of a lump sum; (ii) payments to an employee upon a termination of employment shall occur no earlier than 6 months after such termination of employment; and (iii) all employees and directors of the Bank who elected to defer amounts during 2005 under the agreements, may elect to withdraw, prior to January 1, 2006, all such 2005 deferrals and all of the earnings with respect to such deferrals.

 None of these changes will have a material effect on the income or financial condition of Bancorp.

 Bancorp expects that additional amendments to these agreements will be necessary in 2006.

FORWARD-LOOKING STATEMENTS

 Bancorp makes forward-looking statements in this report on Form 8-K including statements of goals, intentions, and expectations that are subject to significant uncertainties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sandy Spring Bancorp, Inc.

By:	/s/ Hunter R Hollar

Name:	Hunter R Hollar
Title:	President and CEO
Date:	Thursday, December 15, 2005